Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Sep 30, 2002
Payment Date	Oct 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.823130%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2002 Sep 16, 2002 29
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	24,313,093	49,000,000	4,900,000	13,320,563
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.043130%	2.423130%	2.823130%
Interest/Yield Payable on the Principal Balance	40,016	95,646	11,144
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	40,016	95,646	11,144
Interest/Yield Paid	40,016	95,646	11,144

Summary

Beginning Security Balance	24,313,093	49,000,000	4,900,000	13,320,563
Beginning Adjusted Balance	24,313,093	49,000,000	4,900,000
Principal Paid	24,313,093	49,000,000	4,900,000	13,320,563
Ending Security Balance	0	0	0	0
Ending Adjusted Balance	0	0	0
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	0	0	0
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			0
Ending OC Amount as Holdback Amount				0
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.0626814	$0.7020190	$0.4377671
Principal Paid per $1000	$38.0844190	$359.6471758	$192.4938402